Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Marshall and Ilsley Corporation, and management's report on the effectiveness of internal control over financial reporting dated February 24, 2006, appearing in the Annual Report on Form 10-K of Marshall and Ilsley Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 30, 2006